       1                                                Exhibit 10(e)


                     MCDONNELL DOUGLAS CORPORATION
                       PERFORMANCE SHARING PLAN

                         As Amended and Restated
                          as of 5 March 1996
                                PLAN TEXT

I.     Plan Purpose

     The Performance Sharing Plan (PSP) of McDonnell Douglas Corporation is intended to provide incentives and financial rewards to the employees of the Company for their contribution to improving the profitability of the Company.

II.     Eligibility and Participation

     Any person who is a free enterprise personnel (FEP) employee of the Company and who is selected by the Committee, in its sole discretion, may participate.

     Part-year Participants shall be eligible for awards calculated pro rata to the number of days employed during the Compensation Year.

III.     Individual Target Awards

     Individual PSP Target Awards shall be established by the Committee for eligible employees. Target Awards will be paid for the achievement of expected performance as defined by the Committee, in its sole discretion.

     For Participants with a change in compensation during the Compensation Year, the Individual Target Award shall be prorated according to the Individual Target Awards applicable during the Year.

IV.     Target Award Pools

     Target PSP Award Pools shall be calculated for each of the Company's Groups equal to the sum of all Individual Target Awards.

V.     Award Pools

     Separate PSP Award Pools shall be calculated by the Committee for each Group based on Return on Net Assets, Cash Flow and TQMS Improvement as the Committee shall determine, in its sole discretion.

VI.     Allocation of the Pools

     Eligible employees shall receive a share of their Group's Award Pool which bears the same relationship as their Individual Target Award does to their Group's Target Award Pool, adjusted upward or downward to reflect unit, sub-unit and individual performance.







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VII.     Payments

     The distribution of Plan Compensation shall be made in cash by the end of March following the Compensation Year. The Committee shall direct that Plan Compensation that would not be deductible because of the compensation cap of Internal Revenue Code Section 162(m), or any successor provision, shall not be paid, but instead shall be deferred to future calendar years under such terms and conditions as the Committee shall determine.

VIII.     Entitlements

     General Rule: To receive compensation from this Plan, the Participant must be an employee of the Company at the time of payment of Plan Compensation as determined by the Committee, in its sole discretion. Exceptions to this rule shall be made in the cases of death, Retirement, Layoff, and Disability as described in this Section. The Committee may also, in its sole discretion, permit other exceptions to this rule.

     Death, Retirement, Layoff and Disability. If a Participant dies, retires, is laid off, or becomes disabled during the Compensation Year, the amount earned shall be prorated and payment made by the end of March following the Compensation Year. If death, retirement, layoff or disability occurs after the close of a Compensation Year, but before payment is made, such event shall not affect calculations.

IX.     Administration

     The Committee is authorized and empowered to administer the Plan; interpret the Plan; prescribe, amend and rescind rules relating to the Plan; and determine the rights and obligations of Participants under the Plan. The Committee may delegate certain of these activities, and all other matters as it solely determines. All decisions of the Committee shall be final and binding upon all parties including the Company, its shareholders, and its participants.

X.     Miscellaneous

     No Contract or Guarantee of Continued Employment. Eligibility to participate in the Plan is not a guarantee of continued employment. The Plan does not constitute a contract of employment and the Company specifically reserves the right to terminate a Participant's employment at any time with or without cause and with or without notice or assigning a reason.

     No Guarantee of Plan Compensation. Eligibility to participate in this Plan does not guarantee the payment of Plan Compensation.
Participants who have accrued rights to Plan Compensation shall be general creditors of the Company and shall not have any interest in the income or assets of the Company.







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     Assignments and Transfers.  With the exception of transfer by beneficiary designation, will or by the laws of descent and distribution, rights under the Plan may not be transferred or assigned.

     Withholding Tax. The Company will deduct from all cash payments due a Participant, taxes required by law to be withheld with respect to such payments.

XI.     Definitions

     Except as otherwise specified or as the context may otherwise require, the following terms have the meanings indicated below for the purposes of this Plan:

     Board means the Board of Directors of McDonnell Douglas Corporation.

     Committee means the Management Compensation and Succession Committee of the Board or any such other Committee to which the Board has delegated the responsibility for administering the Plan.

     Cash Flow means pretax profits less the change in net assets (year-end minus beginning) after adjustments for unusual accounting items, as determined by the Committee, in its sole discretion.

     Company means McDonnell Douglas Corporation (MDC) and its
Subsidiaries and Joint Ventures.

     Compensation Year or Year means the fiscal year of the Company.

     Disability means disability according to the terms of the Salaried Long-Term Disability Insurance MDC-East Plan, the Salaried Long-Term Insurance MDC-West Plan or the Long Term Disability Insurance Plan for Salaried Employees, (MDHC) as may from time to time be applicable with respect to the particular Participant.

     Group means each of McDonnell Douglas Aerospace (MDA), Douglas Aircraft Company (DAC), Military Transport Aircraft or Corporate Office.

     Joint Venture means any partnership designated by the Committee where the Company maintains 50% or more of the voting securities of the venture or any such lesser percentage as the Committee may determine, in its sole discretion.

     Layoff means a termination which is not for cause but rather is due to a permanent or indefinite reduction in the work force, including, but not limited to, the elimination of a Participant's position as a result of a facility closure, discontinuance or relocation of operations, acquisition, reorganization or sale (including the sale by the Company of a business unit, division, product line or functionally related group of assets.)






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     Net Assets means average net assets after adjustments for unusual accounting items, as determined by the Committee, in its sole discretion.

     Operating Income means earnings before interest, taxes and certain corporate items, and after adjustments for unusual accounting items, as determined by the Committee, in its sole discretion.

     Participant means an eligible Company employee selected for plan participation in accordance with the procedures set forth in Section III.

     Plan means the Performance Sharing Plan (PSP) as set forth herein.

     Plan Compensation means the amounts earned for the year as a consequence of the Plan.

     Retirement means retirement according to the terms of the Employee Retirement Income Plan of McDonnell Douglas Corporation -- Salaried Plan or Defined Contribution Plan, as may be modified from time to time.

     Return on Net Assets (RONA) means Operating Income divided by Net
Assets.

     Subsidiary means any corporation designated by the Committee in which the Company owns an equity interest.

     TQMS Improvement means betterment of the Group TQMS-IE scores as measured through the Malcolm Baldrige National Quality Award criteria.

XII.     Governing Law

     The Plan shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of Missouri, without giving effect to the principles of conflicts of law thereof.

XIII.     Plan Amendment and Termination

     The Company may, in its sole and absolute discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Participants.

XIV.     Effective Date of the Plan

     This Plan shall be effective as of January 1, 1993.